EXHIBIT 10.42

                       AMENDMENT TO STOCKHOLDERS AGREEMENT

                  This Amendment (this "Amendment") to Stockholders Agreement is made and entered into as of this 14th day of February, 1997, by and among R. Philip Silver ("Silver"), D. Greg Horrigan ("Horrigan"), The Morgan Stanley Leveraged Equity Fund II, L.P. ("MS Equity"), Bankers Trust New York Corporation ("BTNY"), and Silgan Holdings Inc. (the "Company").

                               W I T E S S E T H:
                               - - - - - - - - -

                  WHEREAS, Silver, Horrigan, MS Equity, BTNY and the Company are parties to the Stockholders Agreement dated as of December 21, 1993 (the "Stockholders Agreement"); and

                  WHEREAS, First Plaza Group Trust, who was a party to the Stockholders Agreement, no longer holds any shares of capital stock of the Company and therefore is no longer a party to, and is not subject to the terms and provisions of, the Stockholders Agreement; and

                  WHEREAS, Silver, Horrigan, MS Equity, BTNY, and the Company to desire to amend the Stockholders Agreement as provided in this Amendment.

                  NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows.

                  1. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Stockholders Agreement.

                  2. Article II of the Stockholders Agreement is hereby amended by adding the following new section immediately following Section 2.11 of the Stockholders Agreement:

                  "2.12 Rights of Partners of MS Equity. Upon a MSLEF Distribution, all of the partners of MS Equity, together and not individually (collectively, the "MS Selling Stockholder"), shall be entitled to exercise any remaining rights, if any, of MS Equity under this Article II with respect to Demand Registrations. In furtherance thereof, the MS Selling Stockholder shall be deemed to be a "Selling Stockholder" under the provisions of Article II of the Stockholders Agreement in connection with the exercise any of such remaining rights, may exercise any such remaining rights only in accordance with the terms of this Article II, and shall be subject to all obligations of MS Equity provided for in this Article II relating to the exercise of any such remaining rights. Any request for a Demand Registration by the MS Selling Stockholder under this Article II shall be made only by Morgan Stanley Group Inc. ("Morgan Stanley") on behalf of the MS Selling Stockholders and may only be made if shares of Common Stock of the Company owned by Morgan Stanley are included in such Demand Registration. Additionally, Morgan Stanley, and only Morgan Stanley and no other partner of MS Equity, shall have the power and authority to exercise all rights, deliver all notices and requests, make all decisions and do all other things required or permitted to be exercised, delivered, made or done by or on behalf of the MS Selling Stockholder. Upon and after a MSLEF Distribution, the obligation of the Company to provide MS Equity with any notices, documents or information as provided in this Article II shall be satisfied if the Company provides such documents and information to Morgan Stanley. If the MS Selling Stockholder is required to execute and deliver an underwriting agreement or any other agreements or documents pursuant to this Article II, then each partner of MS Equity participating in the applicable registration shall be required to execute and deliver such underwriting agreement and any such other agreements and documents."

                  3. Section 3.3 of the Stockholders Agreement is hereby amended by adding the following new paragraph (c) immediately following paragraph (b) thereof:

                           "(c) Notwithstanding anything else in this Agreement, each of Silver and Horrigan may pledge his shares of Common Stock to a lender or lenders reasonably acceptable to the Company to secure a loan or loans to him. In the event of any proposed foreclosure of such pledge, such shares will be subject to the right of first refusal of the Section 3.4(c) Offerees (as defined below) as provided in Section 3.4(c)."

                  4. This Amendment amends the Stockholders Agreement only to the extent specifically provided herein, and does not constitute an amendment or modification of any other provision of the Stockholders Agreement.

                  5. Each of the parties to this Amendment represents and warrants that this Amendment has been duly authorized, executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms.

                  6. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, and all of which, taken together, shall constitute one and the same agreement. This Amendment shall become effective as of the date hereof.

                  IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

                                            /s/ R. Philip Silver
                                            ______________________________
                                            R. Philip Silver


                                            /s/ D. Greg Horrigan
                                            ______________________________
                                            D. Greg Horrigan


                                            THE MORGAN STANLEY LEVERAGED EQUITY
                                            FUND II, L.P.

                                            By:  Morgan Stanley Leveraged Equity
                                                 Fund II, Inc. (General Partner)


                                            By:  /s/ Robert H. Niehaus
                                                 _________________________
                                                 Name:  Robert H. Niehaus
                                                        Title: Director



                                            BANKERS TRUST NEW YORK CORPORATION


                                            By:  /s/ Joseph T. Wood
                                                 _________________________
                                                 Name:  Joseph T. Wood
                                                 Title: Managing Director



                                            SILGAN HOLDINGS INC.


                                            By:  /s/ Harley Rankin, Jr.
                                                 _________________________
                                                 Name: Harley Rankin, Jr.
                                                 Title: Executive Vice
                                                        President, Chief
                                                        Financial Officer
                                                        and Treasurer